UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2003

CARDIAC SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19567	33-0465681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 700, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 797-3800

ITEM 2. – ACQUISITION OF ASSETS

On October 21, 2003, pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), Cardiac Science, Inc. (“Cardiac”) acquired (i) substantially all of the assets of Complient Corporation, a Delaware corporation (“Complient”), but not including the capital stock or assets of Complient’s subsidiary SOS International, Inc. (the “Oxygen Business”), and (ii) all of the assets of CPR L.P., a partnership of which Complient is the sole general partner. The assets acquired related to Complient’s business of providing AED/CPR training and comprehensive program management.

Pursuant to the Purchase Agreement, Cardiac issued acquisition consideration consisting of (i) 10,250,000 shares of Cardiac common stock (the “Shares”), of which 8,200,000 shares were issued to Complient on October 21, 2003, and the remaining 2,050,000 shares were placed into two purchase price holdback escrows, and (ii) the assumption by Cardiac of certain liabilities relating to the Business.

The parties also entered into a Registration Rights and Lock-Up Agreement whereby Cardiac agreed to register the resale of the Shares, subject to “lock-up” transfer restrictions on 7,125,000 of the Shares (the “Lock-Up”). Pursuant to the Lock-Up, 1,325,000 Shares will become available for resale on the effective date of the registration statement, and the balance of the Shares shall be released from the Lock-Up in 12 equal monthly installments, or 743,750 shares per month, beginning on the effective date of the registration statement.

The Purchase Agreement and the Registration Rights and Lock-Up Agreement are filed herewith as Exhibits 2.1 and 2.2, respectively, to this Form 8-K and are incorporated herein by reference.

ITEM 7. – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

The audited financial statements of Complient excluding the Oxygen Business are not available as of the date of this report. Such financial statements will be filed as an amendment hereto as soon as practicable, but in any event, within 60 days from the filing date of this Form 8-K.

(b) Pro Forma Financial Information

Pro forma financial information regarding the acquisition of the Complient assets is not available as of the date of this report. Such pro forma financial information will be filed as an amendment hereto as soon as practicable, but in any event, within 60 days from the filing date of this Form 8-K.

(c) Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of October 21, 2003 by and among Complient Corporation, CPR Limited Partnership, and Cardiac Science, Inc.

2.2	Registration Rights and Lock-Up Agreement dated as of October 21, 2003 by and between Cardiac Science, Inc. and Complient Corporation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIAC SCIENCE, INC.

November 4, 2003	By:	/s/ Roderick de Greef

Roderick de Greef Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of October 21, 2003 by and among Complient Corporation, CPR Limited Partnership, and Cardiac Science, Inc.

2.2	Registration Rights and Lock-Up Agreement dated as of October 21, 2003 by and between Cardiac Science, Inc. and Complient Corporation